UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006 (November 20, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	000-32651	52-1165937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 20, 2006, Nightingale Acquisition Limited (“NAL”), a subsidiary of The Nasdaq Stock Market, Inc. (“NASDAQ”), announced the terms of offers to acquire:

•	all of the outstanding ordinary shares of London Stock Exchange Group plc (“LSE”) for £12.43 per share (other than shares already owned by NASDAQ); and

•	all of the outstanding B shares of LSE for £2.00 per share (plus an amount equal to the accrued dividend).

The total cost consideration payable under the offers will amount to approximately £2.0 billion, or $3.8 billion (which includes the amounts paid for the Share Purchase described below). In addition to cash from NASDAQ’s own reserves, NASDAQ and NAL will finance the acquisition of LSE by borrowing under new secured credit facilities and issuing preferred stock. Upon the funding of the acquisition, NASDAQ will terminate its existing credit facilities and repay in full its borrowings under those facilities.

In addition to the offers for LSE shares, on November 20, 2006, NASDAQ announced that it had agreed to acquire 7,065,984 shares in LSE for 1,243 pence per share (the “Share Purchase”). The consideration represents approximately £87.8 million, or $166.4 million. The Share Purchase brings NASDAQ’s holding in LSE to 61,291,389 shares, or approximately 28.75% of the issued share capital of LSE. NASDAQ will pay for the Share Purchase using $150 million borrowed under an amendment to NASDAQ’s existing credit facility and cash on hand.

The text of the announcement of the offers in the United Kingdom is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

In addition, on November 20, 2006, NASDAQ publicly disseminated a presentation discussing the announcement of the offers for LSE. The presentation is attached as Exhibit 99.2.

The information set forth under “Item 7.01 Regulation FD Disclosure” and Exhibits 99.1 and 99.2 are intended to be furnished pursuant to Item 7.01. Such information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by NASDAQ as to the materiality of such information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Text of announcement, dated November 20, 2006, of the Registrant issued in the United Kingdom.

99.2	NASDAQ Offer Announcement Presentation, first publicly used November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Nasdaq Stock Market, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel